EXHIBIT 23

Chartered Accountants Ernst & Young Tower P. O. Box 251 222 Bay St. Toronto, Canada M5K 1J7	Phone: (416) 864-1234 Fax: (416) 864-11

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in Nexfor Inc.’s Annual Report on Form 40-F of our audit report dated January 20, 2004 with respect to the consolidated balance sheets as at December 31, 2003 and 2002 and the consolidated statements of earnings and retained earnings and cash flows for the years then ended also included herein.

Toronto, Canada January 20, 2004	Chartered Accountants